EXHIBIT 99.1

Contact Information:

K-V Pharmaceutical Company:

Brainerd Communicators, Inc.

Tony Herrling

212-739-6738

herrling@braincomm.com

Brad Edwards

212-739-6724

edwards@braincomm.com

KV PHARMACEUTICAL COMPANY COMPLETES REORGANIZATION AND SUCCESSFULLY EMERGES FROM CHAPTER 11 WITH $375 MILLION RECAPITALIZATION

Company Positioned For Further Growth With Focus On Products Serving Women’s Health

St. Louis, September 16, 2013 – K-V Pharmaceutical Company (“KV”) today announced that its plan of reorganization (the “Plan”) has become effective and that it has successfully emerged from chapter 11 with significantly reduced debt and a $375 million recapitalization.

Pursuant to the Plan, investors led by Capital Ventures International, Greywolf Capital, Kingdon Capital and Deutsche Bank (together with Silver Point Finance) and/or affiliates of each of the foregoing have provided the majority of funding of the Company’s new $100 million credit facility, and $275 million rights offering and direct purchase of new common shares.

“As KV emerges from chapter 11 today, we are a stronger, better capitalized, and more competitive company with a solid financial foundation for future growth,” said Greg Divis, CEO of KV. “We deeply appreciate the support from our new investors and partners as we continue to execute on advancing women’s health with our well-established portfolio of FDA-approved medications and focus, first and foremost, on our commitment to patients.”

KV’s existing senior secured notes will be paid in cash in full in accordance with the terms of the plan and general unsecured creditors will receive a pro rata share of $10.25 million. KV’s existing convertible subordinated noteholders will receive 7% of KV’s new common shares plus any shares purchased through the rights offering or direct purchase of shares. Under the Plan, all existing preferred and common stock has been cancelled.

Willkie Farr & Gallagher LLP served as legal counsel to K-V Pharmaceutical, and Jefferies LLC served as financial advisor.

About KV Pharmaceutical

K-V Pharmaceutical Company is a specialty branded pharmaceutical company with a primary focus in the area of women’s healthcare. The company is committed to advancing the health of women across the stages of their lives. For further information about K-V Pharmaceutical Company, please visit the Company’s corporate Website at www.kvph.com.

Cautionary Note Regarding Forward-Looking Statements

This release contains various forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 (the “PSLRA”) and which may be based on or include assumptions concerning our future operations, future results and prospects. Such statements may be identified by the use of words like “plan,” “expect,” “aim,” “believe,” “project,” “anticipate,” “commit,” “intend,” “estimate,” “will,” “should,” “could,” “potential” and other expressions that indicate future events and trends.

All statements that address expectations or projections about the future, including, without limitation, statements about the product launches, the impact of the Company’s Chapter 11 proceedings, governmental and regulatory actions and proceedings, market position, revenues, expenditures and the impact of recalls and suspensions of shipments on revenues, adjustments to the financial statements, the filing of amended filings with the Securities and Exchange Commission and other financial results, are forward-looking statements.

All forward-looking statements are based on current expectations and are subject to risk and uncertainties. In connection with the PSLRA’s “safe harbor” provisions, we provide the following cautionary statements with regard to the Company identifying important economic, competitive, political, regulatory and technological factors, among others, that could cause actual results or events to differ materially from those set forth or implied by the forward-looking statements and related assumptions. Such factors include (but are not limited to):

(1)     future rulings on any motions filed in the bankruptcy court and/or any appeal of actions of the bankruptcy court;

(2)     the effects of the Chapter 11 cases on the Company and the other debtors, including their liquidity or results of operations, and the interests of various creditors, equity holders and other constituents;

(3)     the ability to execute the Company’s business plan;

(4)     the ability of the Company to meet its obligations under the First Lien Secured Term Loan Facility dated September 13, 2013; and

(5)     the ability of the Company and the other debtors to maintain contracts that are critical to their operation, including to obtain and maintain normal terms with their vendors, customers and service providers and to retain key executives, managers and employees.

This discussion is not exhaustive, but is designed to highlight important factors that may impact our forward-looking statements.

Because the factors referred to above, as well as the statements included in Part I, Item 1A —“Risk Factors,” of our Annual Report on Form 10-K for the fiscal year ended March 31, 2012, the statements under the heading “Risk Factors” in our Registration Statement on Form S-1 filed with the SEC on July 31, 2012, and the statements included in Article XI — “Certain Risk Factors to be Considered” of the Disclosure Statement for the confirmed Plan, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. All forward-looking statements attributable to us are expressly qualified in their entirety by the cautionary statements in this “Cautionary Note Regarding Forward-Looking Statements” and the risk factors that are included under Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended March 31, 2012, the risk factors under the heading “Risk Factors” in our Registration Statement on Form S-1 filed with the SEC on July 31, 2012, and the risk factors included in Article XI — “Certain Risk Factors to be Considered” of the Disclosure Statement. Further, any forward-looking statement speaks only as of the date on which it is made and we are under no obligation to update any of the forward-looking statements after the date of this release; any forward-looking statement in the Plan or Disclosure Statement is qualified in its entirety as set forth therein. New factors emerge from time to time, and it is not possible for us to predict which factors will arise, when they will arise and/or their effects. In addition, we cannot assess the impact of each factor on our future business or financial condition or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

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